Exhibit 22.   Subsidiaries of Echlin Inc. (indirect subsidiaries are indented)

                                          State or Jurisdiction       Percentage of
Name                                      Where Organized             Securities Owned
----                                      ---------------------       ----------------

Ace Electric Company, Inc.                     Missouri                     100
Automotive Brake Company Inc.                  Delaware                     100
  Brake Parts Inc.                             Delaware                     100
  Friction Inc.                                Delaware                     100
  Hydraulics Inc.                              Delaware                     100
Automotive Controls Corp.                      Connecticut                  100
Beck/Arnley Worldparts Corp.                   Delaware                     100
Blackstone Manufacturing Co., Inc.             Illinois                     100
BWD Automotive Corporation                     Delaware                     100
BWD Automotive of Puerto Rico, Inc.            Puerto Rico                   70
Corporation Lusac and Comfhia, S.A. de C.V.    Mexico                       100
  Frenos Lusac, S.A. de C.V.                   Mexico                       100
Echlin Argentina S.A.                          Argentina                    100
Echlin Asset Funding Corp.                     Connecticut                  100
Echlin Australia (Pty.) Ltd.                   Australia                    100
Echlin (Bermuda) Ltd.                          Bermuda                       99
Echlin Canada Inc.                             Canada                       100
  Brake Parts Canada Inc.                      Ontario                      100
  Distex Ind. Inc.                             Ontario                      100
  Neelon Casting Ltd.                          Ontario                      100
Echlin Charger Mfg. Co. (Pty.) Ltd.            South Africa                  92
Echlin China Limited                           Hong Kong                    100
Echlin Comercial, S.A. de C.V.                 Mexico                       100
Echlin Dominicana, S.A.                        Dominican Republic           100
Echlin Europe Limited                          England                      100
  Grau Limited                                 England                      100
  Hobourn Automotive Limited                   England                      100
  Lipe Limited                                 England                      100
  Preferred Technical Group. CHA Limited       England                      100
Quinton Hazell plc                             England                      100
    Motaproducts Automotive Limited            England                      100
    Quinton Hazell Holdings Espana, S.A.       England                      100
       La Industrial Plastica Y
         Metalurgica, S.A.                     Spain                        100
Echlin Holding Deutschland GmbH                Germany                      100
  Echlin Grundstucksverwaltung
    (Deutschland) GmbH                         Germany                      100
  Fahrzeugtechnik Ebern GmbH                   Germany                      100
  Move Brems - und Kupplungsschlauch GmbH      Germany                      100
Echlin International, V.I., Inc.               Virgin Islands               100
Echlin-Ponce, Inc.                             Delaware                     100
The Echlin Sales Company                       Connecticut                  100
Echlin Taiwan Ltd.                             Taiwan                       100
Emboabas Industria e Comercio Limitada         Brazil                       100
  Echlin do Brasil S.A.                        Brazil                       100
Grau GmbH                                      Germany                      100
Grupo Echlin Automotriz, S.A. de C.V.          Mexico                       100
Integrated Technologies Group, Inc.            Connecticut                  100
Inversiones Echlin, S.A. de C.V.               Mexico                       100
  Echlin Mexicana, S.A. de C.V.                Mexico                       100
  Itapsa, S.A. de C.V.                         Mexico                       100
  Servicios Administrativos Itapsa,
    S.A. de C.V                                Mexico                       100
Inversora Sabana, S.A.                         Venezuela                    100
  Echlin de Venezuela, C.A.                    Venezuela                    100
     Echlin de Colombia, Ltda.                 Colombia                     100
Midland Brake, Inc.                            Delaware                     100
Mr. Gasket, Inc.                               Delaware                     100
Pacer Industries, Inc.                         Missouri                     100
PAH Mexico Inc.                                Delaware                     100
  Balatas American Brakebloks, S.A. de C.V.    Mexico                       100

                                              State or Jurisdiction     Percentage of
Name                                          Where Organized           Securities Owned
----                                          ----------------------    ----------------
Prattville Mfg., Inc.                                Delaware                 100
Preferred Technical Group International, Inc.        Delaware                 100
  Multitech - PTG, Inc.                              Delaware                 100
  Preferred Technical Group, Inc.                    Delaware                 100
Ristance Corporation                                 Indiana                  100
  Echlin de Saltillo, S.A. de C.V.                   Mexico                   100
Sierra International Inc.                            Illinois                 100
Sprague Devices, Inc.                                Indiana                  100
Tekonsha Engineering Company                         Michigan                 100
Theodore Bargman Co.                                 Michigan                 100
United Brake Systems Inc.                            Delaware                 100
WAWD-EAP Automotive Products, Inc.                   Delaware                 100
W.M. Holding Co., Inc.                               Delaware                 100
  Producciones Automotrices, S.A. de C.V.            Mexico                   100
Windsor Products Company, Inc.                       New Jersey               100
3125025 Canada Inc.                                  Canada                   100
